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                                                                    EXHIBIT 10vi

                               HON INDUSTRIES INC.
                        1994 MEMBERS' STOCK PURCHASE PLAN
                (As amended and restated effective July 1, 2001)

SECTION 1.  PURPOSE.

        The HON INDUSTRIES Inc. 1994 Members' Stock Purchase Plan (the "Plan"), established effective May 10, 1994, is hereby amended and restated effective July 1, 2001. The Plan is intended to advance the interests of HON INDUSTRIES Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain members who have the training, experience and ability to enhance the profitability of the Company and to reward members of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2.  ADMINISTRATION.

        The Plan shall be administered by a committee consisting of not less than three members appointed by the Board of Directors (the "Committee"). The majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or actions unanimously approved in writing, shall be the acts of the Committee.

        The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final. The Committee may establish any policies or procedures which in the discretion of the Committee are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

SECTION 3.  ELIGIBILITY.

        Each Member (as defined below) of the Company or of any Subsidiary (as defined below) of the Company who has been employed by the Company or by a Subsidiary of the Company for one year or more on any Grant Date (as defined below) shall be offered options under the Plan to purchase the Company's common stock, par value $1.00 per share ("Common Stock"). However, no Member shall be granted an option under the Plan if, immediately after the option was granted, such member would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company. For purposes of this paragraph, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock that the Member may purchase under outstanding options shall be treated as owned by the Member.

        For purposes of the Plan, the term "Member" shall include (a) a person employed as a common law employee on the payroll of the Company or any of its Subsidiaries, and (b) a Leased Employee, but does not include (c) a dual employee or co-employee, (d) a member whose customary employment is less than 20 hours per week, or (e) a person during the period that such person was treated by the Company or a Subsidiary as an independent contractor for federal income tax purposes, regardless of whether such person is subsequently reclassified as a common law employee for such period. For purposes of (c) in the foregoing sentence, a person is considered a dual employee or co-employee if the person performs services for the Company or any of its Subsidiaries but is paid to perform such services by a third party and would not otherwise be considered a Leased Employee. The Company's or a Subsidiary's non-payment of FICA taxes with respect to any person shall be

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considered to be a determination by the Company or Subsidiary that such person is not a common law employee regardless of any subsequent reclassification determined by any agency, court or other authority, unless the Company or Subsidiary voluntarily determines that such classification was in error.

        "Leased Employee" means a person who is not a common law employee of the Company or any of its Subsidiaries and who provides services to the Company or a Subsidiary as a "leased employee" within the meaning of Code Section 414(n), provided such person is not excepted under the safe harbor set forth in paragraph (5) of Code Section 414(n).

        For purposes of the Plan, the term "Subsidiary" means any wholly owned subsidiary either of the Company or of any wholly owned subsidiary of the Company. The term "Grant Date" means the first business day of each fiscal quarter of the Company during which this Plan is effective. The first Grant Date under this Plan will be July 5, 1994.

SECTION 4.  PARTICIPATION.

        (a) An eligible Member shall evidence his or her acceptance of the option by completing a written agreement (the "Subscription and Authorization Form") provided by the Committee and filing it as directed by the Committee at least ten days before the applicable Grant Date. Once a Member provides the Committee with the Subscription and Authorization Form, he or she continues to participate in the Plan for a full fiscal quarter or a series of full fiscal quarters until he or she withdraws from the Plan. A Member's withdrawal from the Plan is effective the first day of the next fiscal quarter after the Member provides written notice to the Company at least ten days before any Exercise Date (as defined in Section 6(c) of the Plan). If written notice is provided less than ten days prior to an Exercise Date, the withdrawal is effective the first day of the second fiscal quarter after the Exercise Date.

        (b) In the Subscription and Authorization Form, an eligible Member may subscribe for any dollar amount of Common Stock which does not exceed 20 percent of the Member's Compensation (as defined below reduced by amounts withheld from the Member's pay pursuant to this Plan for earlier quarters of the same calendar year).

        For purposes of this Plan, the term "Compensation" means the gross earnings includible in the box that is designated for "Wages, tips and other compensation" on IRS Form W-2 for the calendar year prior to the Grant Date. The amount includible on Form W-2 shall be adjusted to an annual rate if the Form W-2 for the calendar year preceding the Grant Date covers less than 12 calendar months. Compensation does not include any deferred compensation even if it would otherwise be counted as "wages, tips and other compensation" on Form W-2.

SECTION 5.  STOCK.

        The stock subject to the options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to the provisions of Section 6(h), the aggregate number of shares that may be purchased under the Plan shall not exceed the authorized number of shares of Common Stock. The authorized number of shares was 500,000 as of the effective date of this Plan and increased to 1,000,000 as a result of a two-for-one stock split in 1998. In the event that the number of shares subject to options to be granted pursuant to any offering under the Plan exceeds the number of shares available to be purchased under the Plan, the shares available to be purchased shall be allocated on a pro rata basis among the options to be granted.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

        Options granted pursuant to the Plan shall be evidenced by a Subscription and Authorization Form in such form as the Committee shall from time to time approve, provided that all Members granted such options shall have the same rights and privileges (except as otherwise provided in subparagraphs
(c) and (d) below), and provided further that such options shall comply with and be subject to the following terms and conditions:

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        (a) OPTION PRICE. The option price shall be an amount equal to 85 percent of the Closing Price Per Share on the Exercise Date (as defined in Section 6(c) of the Plan). "Closing Price Per Share" means, as of any particular date, (i) the closing sale price of the Common Stock as reported on the New York Stock Exchange, or any other principal exchange on which shares of the Common Stock are then trading, if any, on the relevant date, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or
(ii) if Section 6(a)(i) does not apply, the fair market value of the Common Stock as determined by the Committee. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price.

        (b) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in full in United States dollars, pursuant to uniform policies and procedures established by the Committee, not later than the Exercise Date of such option. The funds required for such payment, in accordance with rules promulgated by the Committee, are derived by regular withholding from a Member's pay in approximately equal installments over the term of the option or such other period as may be approved by the Committee, subject to minimum payroll deductions of $5.00 for Members paid weekly; $10.00 for Members paid semimonthly or biweekly; and $25.00 for Members paid monthly or less frequently. No interest shall accrue on the Member funds held by the Company. A Member shall have the right to terminate the withholding from his pay of amounts to be paid toward the option price, or to increase the amount withheld (subject to Section 6(d)), or to decrease the amount so withheld, by submitting a written request to the Company at least ten days before the Grant Date of the next fiscal quarter. The change or termination will be effective on the Grant Date of the next fiscal quarter.

        (c) TERM OF OPTION. The date on which the Common Stock to which an option pertains is to be purchased by the optionee (the "Exercise Date") shall be the last business day of the fiscal quarter in which the Grant Date occurs. The option shall be deemed automatically exercised on the Exercise Date to the extent of payments received from the optionee.

        (d) ACCRUAL LIMITATION. No option shall permit the rights of an optionee to purchase stock under all "employee stock purchase plans" (as defined in Section 423(b) of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 6(d), the following terms apply: (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option, and (iii) a right to purchase stock which has accrued under an option granted pursuant to the Plan may not be carried over to any other option.

        (e) TERMINATION OF EMPLOYMENT. If an optionee ceases to be employed by the Company or a Subsidiary, the total unused payments credited to his or her account will be used to purchase stock at the option price described in
Section 6(a), and he or she will have no other rights or options under the Plan.

        (f) LEAVES OF ABSENCE. For purposes of the Plan, a Member who commences a leave of absence during any fiscal quarter may continue to make payments only if the Member is receiving pay through the regular payroll system of the Company or a Subsidiary in an amount sufficient to cover the payments under this Plan. In that case, the payments shall be equal to the rate of payroll deduction made prior to the commencement of the leave and shall continue until the earlier of
(i) the first Exercise Date following the commencement of such leave, or (ii) the Member's termination of employment with the Company and its Subsidiaries. If, during such fiscal quarter, the Member terminates employment during such leave as described in this Section, Section 6(e) shall apply with respect to such Member.

        If, at any time during a leave of absence, a Member is not receiving pay from the Company or a Subsidiary in an amount sufficient to cover the payments under this Plan, the total unused payments credited to his or her account will be used to purchase stock at the option price described in Section 6(a), and he or she will have no other rights or options under the Plan. Notwithstanding the foregoing, if such former Member returns to active employment as a Member with the Company or any of its Subsidiaries from a leave of absence, the Member may resume participation under the Plan beginning with the Grant Date in the next fiscal quarter and provided the

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Member is an active employee of the Company or any of its Subsidiaries on the
Grant Date and requests to participate again by completing a new Subscription and Authorization form.

        (g) TRANSFERABILITY. Neither payments credited to an optionee's account nor any rights to receive Common Stock under the Plan may be transferred by an optionee except by the laws of descent and distribution. Any such attempted transfer will be without effect, except that the Company may treat such act as an election by the optionee to withdraw from the Plan in accordance with
Section 6(b). Each account will be subject to liens, attachments, and garnishments pursuant to judgments against the optionee in the same manner as wages earned by the optionee. Options may not be exercised during an optionee's lifetime except by the optionee or, in the event of the optionee's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

        (h) ADJUSTMENTS. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options or available for awards as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding options under this Plan such alternative consideration as it, in good faith, may determine to be equitable under the circumstances. The Committee may require in connection therewith the surrender of all options so replaced, except that in no event shall the Committee substitute such alternative consideration that would disqualify this Plan as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

        (i) RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to any Common Stock covered by his or her option until the option is exercised and the purchase price is paid in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Section 6(h) of the Plan.

        (j) NONDISTRIBUTION PURPOSE. Unless and until the Common Stock subject to options under the Plan is registered under the Securities Act of 1933, as amended, each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall not be with a view to resale or distribution or any participation therein. Resales of such stock without registration under the Securities Act may not be made unless, in the opinion of counsel for the Company, such resale is permissible under the Securities Act of 1933 and any other applicable law, regulation or rule of any governmental agency.

        (k) STOCK CERTIFICATE. The shares of Common Stock will be registered in non-certificated form in the name of the Member. Shares transferred to a person pursuant to Section 6(g) following the death of the Member, shall be registered in non-certificated form in the name of such person. The Company or its agent will hold the shares of Common Stock purchased until a Member makes a written request to Computershare for the shares.

        (l) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions as the Committee may deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.

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SECTION 7.  TERM OF PLAN.

        Options shall be granted pursuant to the Plan on or before March 14, 2004.

SECTION 8.  AMENDMENT OF THE PLAN.

        The Plan may be amended from time to time by the Committee, without further approval of the stockholders, provided that such amendment does not (a) increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by Section 6(h) of the Plan shall not be limited by this provision), (b) materially modify the requirements as to eligibility for participation in the Plan, (c) cause options issued under the Plan to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code, or (d) cause the transactions under the Plan to cease to qualify as exempt transactions under Rule 16b-3 under the Exchange Act. In addition, any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or any other principal exchange on which the Common Stock is then trading, if any, shall not be effective unless and until such approval shall has been obtained.

SECTION 9.  APPROVAL OF STOCKHOLDERS.

        The Plan shall not take effect until approved by vote of the holders of a majority of the total number of outstanding shares of Common Stock present in person or by proxy at a meeting at which a quorum is present in person or by proxy, which approval must occur within the period of 12 months after the date the Plan is adopted by the Board of Directors.